Exhibit 3.1

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

LTX Corporation, having a registered office at 825 University Avenue, Norwood, MA 02062, certifies as follows:

FIRST, Articles 1 and 3 of the Articles of Organization of the corporation are amended by this Amendment.

SECOND, this Amendment was duly adopted and approved on June 20, 2008 by the board of directors and on August 28, 2008 by the shareholders, in each case in the manner required by law and the Articles of Organization.

THIRD, the specific text of the amendments effected by this Amendment is as follows:

ARTICLE 1 is amended and restated in its entirety to read as follows:

ARTICLE 1: The name by which the corporation shall be known is: LTX-Credence Corporation.

ARTICLE 3 is amended and restated in its entirety to read as follows:

ARTICLE 3: The total number of shares of each class of stock that the corporation is authorized to issue is 400,000,000 shares, which shall consist of 400,000,000 shares of Common Stock, par value $0.05 per share, and no shares of Preferred Stock.

FOURTH, this Amendment does not authorize an exchange offer or effect a reclassification or cancellation of issued shares of the corporation.

FIFTH:

(a) The total shares authorized prior to this Amendment was 200,000,000 shares of Common Stock, par value $0.05 per share.

(b) The total shares authorized upon the effectiveness of this Amendment is 400,000,000 shares of Common Stock, par value $0.05 per share.

[Signature Follows on Next Page]

The foregoing amendments will become effective at the time and on the date when these Articles of Amendment are approved by the Division.

Signed by	/s/ David G. Tacelli
(signature of authorized individual) David G. Tacelli

☐	Chairman of the board of directors,

☒	President,

☐	Other officer,

☐	Court-appointed fiduciary,

on this 29th day of August, 2008.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $200,100.00 having been paid, said articles are deemed to have been filed with me this 29th day of August 2008, at 8:57 a.m.

                                                                                 time

Effective date:
(must be within 90 days of date submitted)

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: Minimum filing fee $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.

Contact information:

Joseph A. Hedal

825 University Avenue

Norwood, MA 02062

Telephone: 781-461-1000

Email: joe_hedal@ltx.com